Exhibit 10.5

SECURITY AGREEMENT

This Security Agreement (as the same may be amended or modified from time to time, the “Agreement”) is dated as of January 8, 2014, by and among Commercial Credit Group Inc., a Delaware corporation (the “Borrower”), and the other parties executing this Agreement under the heading “Debtors” (the Borrower and such other parties, along with any parties who execute and deliver to the Agent an agreement substantially in the form attached hereto as Schedule C, being hereinafter referred to collectively as the “Debtors” and individually as a “Debtor”), each with its mailing address as set forth in Section 13(b) below, and BMO Harris Bank N.A., a national banking association (“BMO Harris”), with its mailing address as set forth in Section 13(b) below, acting as administrative agent hereunder for the Secured Creditors hereinafter identified and defined (BMO Harris acting as such administrative agent and any successor or successors to BMO Harris acting in such capacity being hereinafter referred to as the “Agent”).

P R E L I M I N A R Y  S T A T E  M E N T S

A. The Borrower and BMO Harris, individually and as Agent, have entered into a Credit Agreement dated as of January 8, 2014 (such Credit Agreement, as the same may be amended or modified from time to time, including amendments and restatements thereof in its entirety, being hereinafter referred to as the “Credit Agreement”), pursuant to which BMO Harris and other banks and financial institutions from time to time party to the Credit Agreement (BMO Harris, in its individual capacity, and such other banks and financial institutions being hereinafter referred to collectively as the “Lenders” and individually as a “Lender”) have agreed, subject to certain terms and conditions, to extend credit and make certain other financial accommodations available to the Borrower (the Agent and the Lenders, together with affiliates of the Lenders with respect to Hedging Liability and Bank Product Liability referred to below, being hereinafter referred to collectively as the “Secured Creditors” and individually as a “Secured Creditor”).

B. In addition, one or more of the Debtors may from time to time be liable to the Lenders and/or their affiliates with respect to Hedging Liability and/or Bank Product Liability (as such terms are defined in the Credit Agreement).

C. As a condition to extending credit or otherwise making financial accommodations available to or for the account of the Borrower under the Credit Agreement, the Secured Creditors require, among other things, that each Debtor grant to the Agent for the benefit of the Secured Creditors a lien on and security interest in the personal property of such Debtor described herein subject to the terms and conditions hereof.

D. The Borrower owns, directly or indirectly, equity interests in each other Debtor and the Borrower provides each of the other Debtors with financial, management, administrative, and technical support which enables such Debtors to conduct their businesses in an orderly and efficient manner in the ordinary course.

E. Each Debtor will benefit, directly or indirectly, from credit and other financial accommodations extended by the Secured Creditors to the Borrower.

NOW, THEREFORE, for good and valuable consideration, receipt whereof is hereby acknowledged, the parties hereto agree as follows:

Section 1. Terms defined in Credit Agreement. Except as otherwise provided in Section 2 below, all capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement. The term “Debtor” and “Debtors” as used herein shall mean and include the Debtors collectively and also each individually, with all grants, representations, warranties, and covenants of and by the Debtors, or any of them, herein contained to constitute joint and several grants, representations, warranties, and covenants of and by the Debtors; provided, however, that unless the context in which the same is used shall otherwise require, any grant, representation, warranty or covenant contained herein related to the Collateral shall be made by each Debtor only with respect to the Collateral owned by it or represented by such Debtor as owned by it.

Section 2. Grant of Security Interest in the Collateral. As collateral security for the Secured Obligations defined in Section 3 below, each Debtor hereby grants to the Agent for the benefit of the Secured Creditors a lien on and security interest in, and acknowledges and agrees that the Agent has and shall continue to have for the benefit of the Secured Creditors a continuing lien on and security interest in, all right, title, and interest of each Debtor, whether now owned or existing or hereafter created, acquired or arising, in and to all of the following:

(a) Contracts. All equipment financing agreements, loan and security agreements, promissory notes, conditional sales agreements, leases and lease agreements, master lease agreements and related lease schedules, and other agreements, in each case, described in Borrowing Base Certificates or in any listing of Receivables relating thereto delivered to the Agent from time to time as having been pledged to the Agent (whether or not constituting Eligible Receivables) and all schedules, amendments, addenda and riders pertaining thereto (collectively, the “Contracts”), together with all rights, privileges, and remedies of any of the Debtors under all such Contracts and all agreements and documents connected therewith, including, without limitation, the original invoice relating to the relevant Contract-related Equipment (as hereinafter defined), UCC financing statements covering the relevant Contract-related Equipment, all rights under all purchase options relating to the Contract-related Equipment, consents by landlords or other persons, guaranties, notes, certificates of insurance, certificates of acceptance, and assignments, all rights under all servicing, backup servicing, custodial, lockbox and related deposit account agreements, and other agreements entered into in connection with the administration, maintenance, servicing, and collection of the Contracts and all Contract-related Equipment (collectively, the “Contract-related Rights”);

(b) Contract Receivables. All rights to payments and other sums now or hereafter due or to become due under or pursuant to any Contracts and any Contract-related Rights (collectively, the “Contract Receivables”), whether now or hereafter evidenced by any Accounts, Chattel Paper, Instruments, Payment Intangibles, or otherwise;

(c) Contract-related Equipment. All inventory, machinery, equipment, and other goods which are the subject of any Contract or which secure any Contract or Contract-related Rights, together with all accessories, attachments, parts and repairs now or hereafter affixed or used in connection therewith, including all goods substituted for the original inventory, machinery, equipment, or other goods under a Contract (collectively, the “Contract-related Equipment”), and all such property shall continue to be considered “Contract-related Equipment” after the expiration or termination of any Contract;

(d) Lockbox and related Remittances; Assigned Accounts. All rights in and to the Lockbox Master Account and the Remittances from time to time deposited therein, in each case, solely relating to CCG Lending Group Agent Collateral (as such terms are defined in the Lockbox Intercreditor Agreement), and all proceeds of the CCG Lending Group Agent Collateral on deposit therein or otherwise payable to or for the account of the Debtors or the Agent thereon; and all other Assigned Accounts (as such term is defined in the Credit Agreement) and all sums now or hereafter on deposit therein or payable thereon and all investment property in which funds in any such Assigned Accounts may from time to time be invested (overnight or otherwise), and all income, distributions, and sums distributable or payable from, upon, or in respect of the foregoing;

(e) Supporting Evidence, Etc. All supporting evidence and documents relating to any of the above-described property, including, without limitation, computer programs, disks, tapes, and related electronic data processing media, and all rights of any of the Debtors to retrieve the same from third parties, written applications, credit information, account cards, payment records, correspondence, delivery, installation and acceptance certificates, invoice copies, delivery receipts, insurance certificates and the like, together with all books of accounts, ledgers, and cabinets in which the same are reflected or maintained; and

(f) Proceeds and Products. All proceeds and product of the foregoing and all insurance proceeds related thereto;

all of the foregoing being herein sometimes referred to as the “Collateral”. All terms which are used in this Security Agreement which are defined in the Uniform Commercial Code of the State of New York as in effect from time to time (“UCC”) shall have the same meanings herein as such terms are defined in the UCC, unless this Security Agreement shall otherwise specifically provide.

Section 3. Secured Obligations. This Agreement is made and given to secure, and shall secure, the prompt payment and performance of (a) all “Secured Obligations,” as such term is defined in the Credit Agreement, and all obligations of the Debtors, and of any of them individually, arising under any guaranty issued by it relating to the foregoing or any part thereof, in each case whether now existing or hereafter arising (and whether arising before or after the filing of a petition in bankruptcy and including all interest, costs, fees, and charges after the entry of an order for relief against a Debtor in a case under Title 11 of the United States Bankruptcy Code or any similar proceeding, whether or not such interest, costs, fees and charges would be an allowed claim against such Debtor in such proceeding), due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired and (b) any and all expenses and charges, legal or otherwise, suffered or incurred by the Secured Creditors, and any of them individually, in collecting or enforcing any of such indebtedness, obligations, and liabilities or in realizing on or protecting or preserving any security therefor, including, without limitation, the lien and security interest granted hereby (all of the indebtedness, obligations, liabilities, expenses, and charges described above being hereinafter referred to as the “Secured Obligations”). Notwithstanding anything in this Agreement to the contrary, the right of recovery against any Debtor under this Agreement (other than the Borrower to which this limitation shall not apply) shall not exceed $1.00 less than the lowest amount that would render such Debtor’s obligations under this Agreement void or voidable under applicable law, including fraudulent conveyance law.

Section 4. Covenants, Agreements, Representations and Warranties. Each Debtor hereby covenants and agrees with, and represents and warrants to, the Secured Creditors that:

(a) Each Debtor is duly organized, validly existing, and in good standing as a corporation, limited liability company, or partnership, as applicable, under the laws of the jurisdiction in which it is organized, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to do so would not have a Material Adverse Effect. This Agreement does not, nor does the performance or observance by any Debtor of the matters and things herein or therein provided for, (a) contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon any Debtor or any provision of the organizational documents (e.g., charter, certificate or articles of incorporation and by-laws, certificate or articles of association and operating agreement, partnership agreement, or other similar organizational documents) of any Debtor, (b) contravene or constitute a default under any covenant, indenture or agreement of or affecting any Debtor or any of its Property, in each case where such contravention or default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (c) result in the creation or imposition of any Lien on any Property of any Debtor other than the Liens granted in favor of the Agent pursuant to this Agreement.

(b) Each Debtor’s legal name, jurisdiction of organization and organizational number (if any) are correctly set forth under Column 1 on Schedule A of this Agreement. No Debtor has transacted business at any time during the immediately preceding five-year period, and does not currently transact business, under any other legal names or trade names other than the prior legal names and trade names (if any) set forth on Schedule B attached hereto. No Debtor shall change its jurisdiction of organization without the Agent’s prior written consent. No Debtor shall change its legal name or transact business under any other trade name without first giving 30 days’ prior written notice of its intent to do so to the Agent.

(c) Each Debtor’s respective chief executive office is at the location listed under Column 2 on Schedule A attached hereto opposite such Debtor’s name; and such Debtor has no other executive offices or places of business other than those listed under Column 3 on Schedule A attached hereto opposite such Debtor’s name. The Collateral is and shall remain (i) in the case of Collateral other than leased goods, in such Debtor’s possession or control at the locations listed under Columns 2 and 3 on Schedule A attached hereto opposite such Debtor’s name and (ii) in the case of Contract-related Equipment constituting leased goods, in the United States of America or Canada in the possession of Obligors under the relevant Contracts in the ordinary course of business (collectively for each Debtor, the “Permitted Collateral Locations”). If for any reason any Collateral is at any time kept or located at a location other than a Permitted Collateral Location, the Agent shall nevertheless have and retain a lien on and security interest therein. Except for Permitted Collateral Locations relating to Contract-related Equipment constituting leased goods then held by the relevant Obligors pursuant to such Contracts in the ordinary course, the Debtors shall disclose the name of the owner or landlord of each of the Permitted Collateral Locations under Columns 2 and 3 on Schedule A. No Debtor shall move its chief executive office or maintain a place of business at a location other than those specified under Columns 2 or 3 on Schedule A or permit any Collateral to be located at a location other than a Permitted Collateral Location, in each case without first providing the Agent at least 30 days prior written notice of the Debtor’s intent to do so; provided that each Debtor shall at all times maintain its chief executive office, places of business, and Permitted Collateral Locations in the United States of America (and Canada with respect to leased goods leased to Obligors located in Canada) and such Debtor shall have taken all action reasonably requested by the Agent to maintain the lien and security interest of the Agent in the Collateral at all times fully perfected and in full force and effect (at which time Schedule A hereof shall be deemed amended to include each such additional Permitted Collateral Location, and the Debtors agree to furnish to the Agent from time to time upon its request an updated Schedule A listing all such Permitted Collateral Locations).

(d) Each Debtor is the sole and lawful owner of its Collateral, and has full right, power, and authority to enter into this Agreement and to perform each and all of the matters and things herein provided for. The Collateral and every part thereof is and shall be free and clear of all security interests, liens (including, without limitation, mechanics’, laborers’ and statutory liens), attachments, levies, and encumbrances of every kind, nature, and description and whether voluntary or involuntary, except for the lien and security interest of the Agent therein and the rights of Obligors to the use and possession of Contract-related Equipment during the term of the relevant Contacts in the ordinary course (herein, the “Permitted Liens”). Each Debtor shall warrant and defend the Collateral against any claims and demands of all persons at any time claiming the same or any interest in the Collateral adverse to any of the Secured Creditors.

(e) Each Debtor will, and will use commercially reasonable efforts to cause any Obligor of Contract-related Equipment to, promptly pay when due all taxes, assessments, and governmental charges and levies upon or against any Collateral, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings which prevent attachment of any lien resulting therefrom to, foreclosure on or other realization upon any Collateral and, in the case of any Debtor, such Debtor shall have established adequate reserves therefor.

(f) Each Debtor agrees it will, and will use commercially reasonable efforts to cause any Obligor of Contract-related Equipment to, (i) not waste or destroy the Collateral or any part thereof, (ii) not be negligent in the care or use of any Collateral, and (iii) not use, manufacture, sell or distribute any Collateral in violation of any statute, ordinance or other governmental requirement. Each Debtor will perform in all material respects its obligations under any contract or other agreement constituting part of the Collateral, it being understood and agreed that the Secured Creditors have no responsibility to perform such obligations.

(g) Subject to Sections 5(c) and 6(a) hereof and the terms of the Credit Agreement (including, without limitation, Section 8.10 thereof), each Debtor agrees it will not, without the Agent’s prior written consent, sell, assign, mortgage, or otherwise dispose of the Collateral or any interest therein.

(h) Each Debtor shall at all times insure, or in the case of leased goods use commercially reasonable efforts to cause any Obligor of such Collateral-related Equipment to insure, the Collateral against such property and casualty risks and hazards as other persons similarly situated insure against, and including in any event loss or damage by fire, theft, burglary, pilferage, loss in transit and such other hazards as required by Section 8.4 of the Credit Agreement; provided that, with respect to Contract-related Equipment outstanding under a Contract, such Debtor shall use commercially reasonable efforts to cause the relevant Obligors to maintain such insurance in accordance with the terms of the relevant Contract and consistent with the Debtor’s Credit and Collection Policy. All premiums on such insurance shall be paid by the Debtor (or the relevant Obligor) and, upon the Agent’s request, the policies of such insurance (or certificates therefor) shall be delivered by such Debtor to the Agent. All insurance required to be maintained by any Debtor hereby shall provide that any loss shall be payable notwithstanding any act or negligence of such Debtor, and shall be satisfactory to the Agent in all other material respects. Subject to Section 2.6(b)(iv) of the Credit Agreement, each Debtor may retain any proceeds of such insurance arising out of the loss, damage, or destruction of the Collateral owned or leased by it so long as no Event of Default shall have occurred and be continuing or shall arise after giving effect to such loss, damage, or destruction. During the existence of any Event of Default, upon the Agent’s request, each Debtor shall immediately pay over such proceeds of insurance to the Agent which shall thereafter be applied to the reduction of the Secured Obligations (whether or not then due) or held as collateral security therefor, as the Agent may then determine and as otherwise provided for in the Credit Agreement. All insurance proceeds shall be subject to the lien and security interest of the Agent. Each Debtor hereby authorizes the Agent, at the Agent’s option, to adjust, compromise and settle any losses under any insurance maintained by such Debtor afforded at any time during the existence of any Event of Default, and each Debtor does hereby irrevocably constitute the Agent, its officers, agents and attorneys, as the Debtor’s attorneys-in-fact, with full power and authority to effect such adjustment, compromise and/or settlement and to endorse any drafts drawn by an insurer of the Collateral or any part thereof and to do everything necessary to carry out such purposes and to receive and receipt for any unearned premiums due under policies of such insurance.

UNLESS THE DEBTORS PROVIDE THE AGENT WITH EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY THIS AGREEMENT, THE AGENT MAY PURCHASE INSURANCE AT THE DEBTORS’ EXPENSE TO PROTECT THE AGENT’S INTERESTS IN THE COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT ANY DEBTOR’S INTERESTS IN THE COLLATERAL. THE COVERAGE PURCHASED BY THE AGENT MAY NOT PAY ANY CLAIMS THAT ANY DEBTOR MAKES OR ANY CLAIM THAT IS MADE AGAINST SUCH DEBTOR IN CONNECTION WITH THE COLLATERAL. THE DEBTORS MAY LATER CANCEL ANY SUCH INSURANCE PURCHASED BY THE AGENT, BUT ONLY AFTER PROVIDING THE AGENT WITH EVIDENCE THAT THE DEBTORS HAVE OBTAINED INSURANCE AS REQUIRED BY THIS AGREEMENT. IF THE AGENT PURCHASES INSURANCE FOR THE COLLATERAL, THE DEBTORS WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING INTEREST AND ANY OTHER CHARGES THAT THE AGENT MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO THE SECURED OBLIGATIONS SECURED HEREBY. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE THE DEBTORS MAY BE ABLE TO OBTAIN ON THEIR OWN.

(i) Each Debtor agrees from time to time to deliver to the Agent such evidence of the existence, identity and location of the Collateral (other than leased goods in the hands of Obligors pursuant to the relevant Contracts) and of its availability as collateral security pursuant hereto (including, without limitation, schedules describing all Contract and related Receivables pledged to the Agent hereunder, together with the Debtor’s warranty of the genuineness thereof), in each case as the Agent may reasonably request. Subject to the rights of Obligors with respect to their use and possession of Contract-related Equipment constituting leased goods under the terms of the relevant Contracts in the ordinary course, the Debtors shall at all times allow the Agent and its representatives free access to and right of inspection of the Collateral. The Agent shall have the right to verify all or any part of the Collateral in any manner, and through any medium, which the Agent considers appropriate, and the Debtors agree to furnish all assistance and information, and perform any acts, which the Agent may reasonably require in connection therewith.

(j) If any Collateral is in the possession or control of any agents or processors of a Debtor and the Agent so requests, such Debtor agrees to notify such agents or processors in writing of the Agent’s lien and security interest therein and instruct them to hold all such Collateral for the Agent’s account and subject to the Agent’s instructions.

Each Debtor will, upon the request of the Agent, authorize and instruct all bailees and any other parties, if any, at any time holding, storing, shipping or transferring all or any part of the Collateral to permit the Secured Creditors and their respective representatives to examine and inspect any of the Collateral then in such party’s possession and to verify from such party’s own books and records any information concerning the Collateral or any part thereof which the Secured Creditors or their respective representatives may seek to verify. As to any premises not owned by a Debtor wherein any of the Collateral is located, if any, such Debtor shall, upon the Agent’s request, cause each party having any right, title or interest in, or lien on, any of such premises to enter into an agreement (any such agreement to contain a legal description of such premises) whereby such party disclaims any right, title, and interest in and lien on the Collateral, allows the removal of such Collateral by the Agent or its agents or representatives, and otherwise is in form and substance reasonably acceptable to the Agent.

(k) Each Debtor agrees to execute and deliver to the Agent such further agreements, assignments, instruments, and documents, and to do all such other things, as the Agent may reasonably deem necessary or appropriate to assure the Agent its lien and security interest hereunder, including, without limitation, (i) such financing statements or other instruments and documents as the Agent may from time to time reasonably require to comply with the UCC and any other applicable law and (ii) such control agreements with respect to Assigned Accounts and electronic Chattel Paper, and to use commercially reasonable efforts to cause the relevant depository institutions and issuers to execute and deliver such control agreements, as the Agent may from time to time reasonably require. Without limiting the foregoing, if any Contract arises out of a contract with the United States of America or Canada, or any state or political or provincial subdivision thereof, or any department, agency or instrumentality of any of the foregoing, the Debtor agrees to notify the Agent and, at the Agent’s request, execute whatever instruments and documents are required by the Agent in order that such Contract Receivable shall be assigned to the Agent and that proper notice of such assignment shall be given under the federal Assignment of Claims Act (or any successor statute) or any similar federal, state or local statute, as the case may be. Each Debtor hereby authorizes the Agent to file any and all financing statements covering the Collateral or any part thereof as the Agent may require. The Agent may order lien searches from time to time against any Debtor and the Collateral, and the Debtors shall promptly reimburse the Agent for all reasonable costs and expenses incurred in connection with such lien searches. In the event for any reason the law of any jurisdiction other than New York becomes or is applicable to the Collateral or any part thereof, or to any of the Secured Obligations, each Debtor agrees to execute and deliver all such agreements, assignments, instruments, and documents and to do all such other things as the Agent deems necessary or appropriate to preserve, protect, and enforce the security interest of the Agent under the law of such other jurisdiction. Each Debtor agrees to mark its books and records to reflect the lien and security interest of the Agent in the Contracts and Contract-related Equipment pledged to the Agent hereunder.

(l) On failure of any Debtor to perform any of the covenants and agreements herein contained, the Agent may, at its option, perform the same and in so doing may expend such sums as the Agent deems advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, liens, and encumbrances, expenditures made in defending against any adverse claims, and all other expenditures which the Agent may be compelled to make by operation of law or which the Agent may make by agreement or otherwise for the protection of the security hereof. All such sums and amounts so expended shall be repayable by the Debtors upon demand, shall constitute additional Secured Obligations secured hereunder, and shall bear interest from the date said amounts are expended at the rate per annum set forth in Section 2.7 of the Credit Agreement (such rate per annum as so determined being hereinafter referred to as the “Default Rate”). No such performance of any covenant or agreement by the Agent on behalf of a Debtor, and no such advancement or expenditure therefor, shall relieve any Debtor of any default under the terms of this Agreement or in any way obligate any Secured Creditor to take any further or future action with respect thereto. The Agent, in making any payment hereby authorized, may do so according to any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien or title or claim. The Agent, in performing any act hereunder, shall be the sole judge of whether the relevant Debtor is required to perform the same under the terms of this Agreement. The Agent is hereby authorized to charge any account of any Debtor maintained with any Secured Creditor for the amount of such sums and amounts so expended.

Section 5. Special Provisions Re: Contracts and Contract-related Equipment. Each Debtor hereby further covenants and agrees with, and represents and warrants to, the Secured Creditors with respect to the Contracts, Contract-Related Rights, Contract Receivables and Contract-related Equipment (not including, for the avoidance of doubt, any contracts owned by any Debtor not pledged to the Agent) that:

(a) All Contracts as of the date hereof are, and all Contracts when first included in any Borrowing Base Certificate delivered to the Agent will be, Eligible Contracts.

(b) Each Debtor shall hold in trust for the Agent the originals of all Contracts and, upon the request of the Agent following the occurrence of any Event of Default, immediately thereafter deliver to the Agent or any custodian then designated by the Agent any such Contracts constituting Collateral. Until sooner delivered to the Agent, all Contracts shall at all times be segregated in fire proof, water resistant storage containers, in each case disclosing the security interest of the Agent therein. At the request of the Agent upon the occurrence and during the continuation of any Event of Default, each Debtor shall place the following legend conspicuously on the face of each Contract pledged to the Agent hereunder: “A Security Interest in this document has been granted to BMO Harris Bank N.A., as Secured Party, pursuant to a Security Agreement.”

(b) Each Debtor shall use commercially reasonable efforts to maintain, and to cause the relevant Obligor to maintain, the Contract-related Equipment in good working order and condition free and clear of all Liens other than Permitted Liens. The

Contract-related Equipment is, and at all times will remain, in the possession of the relevant Debtor or Obligor at a Permitted Collateral Location within the United States of America or, in the case of Canadian Obligors, Canada.

(c) No Debtor shall, without the prior written consent of the Agent:

(i) except as expressly permitted by Section 8.10 of the Credit Agreement, sell or offer to sell any of the Contracts or Contract-related Equipment or attempt so to do;

(ii) terminate or accept the surrender of, or offer to permit any termination or surrender of any Contract if any Default then exists or would arise after giving effect to such termination or surrender;

(iii) except for Permitted Servicer Adjustments consistent with the Borrower’s Credit and Collection Policy, amend or modify, or offer to permit any amendment or modification of any Contract or release any collateral or guarantors for any Contracts or amend, modify, waive, or otherwise take any action which would materially impair the value or collectability of all or any part thereof; or

(iv) permit any substitution of the Contract-related Equipment under any Contract, except pursuant to and in compliance with the provisions, if any, for such substituted equipment contained in the original Contract and/or the Credit and Collection Policy and then only if such Contract-related Equipment is subject to a first priority perfected security interest in favor of Agent as provided herein and subject to all the terms hereof.

In the event of any sale permitted under Section 5(c)(i) above, the Agent will upon such Debtor’s written request execute and deliver to such Debtor a release of the Agent’s security interest in and to the relevant Contract or Contract-related Equipment so sold so long as no Event of Default has occurred and is continuing and subject to due compliance with all the terms and conditions of this Section and Section 8.10 of the Credit Agreement,.

(d) The Debtor shall take such action to enforce the remedies of the lessor or lender under the Contracts and to collect the Contract Receivables in accordance with its Credit and Collection Policy or, upon the occurrence and during the continuance of any Event of Default, as may from time to time be requested by the Agent. At the request of the Agent, each Debtor further agrees to promptly deliver to the Agent copies of all statements, reports and other information and data submitted by any Obligor to such Debtor.

Section 6. Collection of Receivables. (a) Except as otherwise provided in this Agreement, the Debtors shall make collection of all Contract Receivables and apply the proceeds thereof as provided in the Credit Agreement.

(b) Prior to the occurrence of any Event of Default and thereafter until otherwise directed by the Agent, the Obligors of the Contract Receivables shall be directed to pay the Lockbox Master Account. Any Contract Receivables not collected into the Lockbox Master Account or otherwise pursuant to the Lockbox Intercreditor Agreement shall be held in trust by the relevant Debtor and promptly deposited into the Lockbox Master Account or another Assigned Account. Upon the occurrence and during the continuation of any Event of Default, whether or not the Agent has exercised any or all of its rights under other provisions of this Section 6, the Agent, in the event the Agent requests any Debtor to do so:

(i) all Instruments at any time constituting part of the Contract Receivables (including any postdated checks) shall, upon receipt by such Debtor, be immediately endorsed to and deposited with the Agent or, if and only so long as permitted by the Agent, to a deposit account maintained with another depository institution acceptable to the Agent so long as such deposit account is subject to the Agent’s perfected first priority security interest and control; and/or

(ii) such Debtor shall instruct all Obligors and other customers and account debtors to remit all payments in respect of Contract Receivables or any other Collateral to a lockbox or lockboxes under the custody and control of the Agent or, if and only so long as permitted by the Agent, to a lockbox maintained with another depository institution acceptable to the Agent so long as such lockbox is subject to the Agent’s perfected first priority security interest and control and which are maintained at post office(s) designated or otherwise approved by the Agent.

(c) Upon the occurrence and during the continuation of any Event of Default, whether or not the Agent has exercised any or all of its rights under other provisions of this Section 6, the Agent or its designee may (i) notify the Debtor’s Obligors and other customers and account debtors at any time that Contract Receivables or any other Collateral have been assigned to the Agent or of the Agent’s security interest therein, (ii) either in its own name, or such Debtor’s name, or both, demand, collect (including, without limitation, through a lockbox analogous to that described in Section 6(b)(ii) hereof), receive, receipt for, sue for, compound and give acquittance for any or all amounts due or to become due on Contracts or any other Collateral, (iii) give any and all instructions to the Master Agent (as such term is defined in the Lockbox Intercreditor Agreement) with respect to any Contracts, Contract Receivables and the remittance of any proceeds, thereof or otherwise exercise or enforce any rights of such Debtor therein with respect to the Collateral or any part thereof, (iv) terminate such Debtor or any other Person as the “servicer” of all or any part of the Collateral, (v) appoint a backup servicer or successor servicer (or both) for all or any part of the Collateral (it being acknowledged and agreed that all costs and expenses of any such backup and/or successor servicer shall be paid by the Debtors), and (vi) in the Agent’s discretion file any claim or take any other action or proceeding which the Agent may deem reasonably necessary or appropriate to protect or realize upon the security interest of the Agent in the Contracts or any other Collateral.

(d) Any proceeds of the Collateral transmitted to or otherwise received by the Agent pursuant to any of the provisions of Sections 6(b) or 6(c) hereof may be handled and administered by the Agent in and through a remittance account or accounts maintained at the

Agent or by the Agent at a commercial bank or banks selected by the Agent (collectively the “Depositary Banks” and individually a “Depositary Bank”), and each Debtor acknowledges that the maintenance of such remittance accounts by the Agent is solely for the Agent’s convenience and that the Debtors do not have any right, title or interest in such remittance accounts or any amounts at any time standing to the credit thereof. The Agent may, after the occurrence and during the continuation of any Event of Default, apply all or any part of any proceeds of the Collateral received by it from any source to the payment of the Secured Obligations (whether or not then due and payable), such applications to be made in such amounts, in such manner and order, and at such intervals as the Agent may from time to time in its discretion determine. The Agent need not apply or give credit for any item included in proceeds of Contract Receivables or other Collateral until the Depositary Bank has received final payment therefor at its office in cash or final solvent credits current at the site of deposit acceptable to the Agent and the Depositary Bank as such. However, if the Agent does permit credit to be given for any item prior to a Depositary Bank receiving final payment therefor and such Depositary Bank fails to receive such final payment or an item is charged back to the Agent or any Depositary Bank for any reason, the Agent may at its election in either instance charge the amount of such item back against any such remittance accounts or any Assigned Account of any Debtor subject to the lien and security interest of this Agreement, together with interest thereon at the Default Rate. Concurrently with each transmission of any proceeds of Contract Receivables or other Collateral to any such remittance account, upon the Agent’s request, the relevant Debtor shall furnish the Agent with a report in such form as Agent shall reasonably require identifying the particular Contract Receivable or such other Collateral from which the same arises or relates. Unless and until an Event of Default has occurred and is continuing, the Agent will release proceeds of Collateral which the Agent has not applied to the Secured Obligations as provided above from the remittance account from time to time after receipt thereof. Each Debtor hereby indemnifies the Secured Creditors from and against all liabilities, damages, losses, actions, claims, judgments, and all reasonable costs, expenses, charges, and attorneys’ fees suffered or incurred by any Secured Creditor because of the maintenance of the foregoing arrangements; provided, however, that no Debtor shall be required to indemnify any Secured Creditor for any of the foregoing to the extent they arise solely from the gross negligence or willful misconduct of the person seeking to be indemnified as finally determined by a court of competent jurisdiction. The Secured Creditors shall have no liability or responsibility to any Debtor for the Agent or any Depositary Bank accepting any check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement whatsoever or be responsible for determining the correctness of any remittance.

Section 7. Special Provisions Re: Assigned Accounts. As provided in Section 12.2 of the Credit Agreement, each Debtor shall make such arrangements (through a lockbox or otherwise) as may be reasonably requested by the Agent to assure that all proceeds of the Collateral are deposited (in the same form as received) into the Lockbox Master Account or, during the existence of any Default, into one or more other Assigned Accounts maintained with the Agent or with a depository institution acceptable to the Agent. The Lockbox Master Account is and shall at all times be subject to the Lockbox Intercreditor Agreement, and any other Assigned Account shall be subject to an account control agreement or otherwise subject to the “control” of the Agent (as such term is defined in Section 9-104 of the UCC) on terms and conditions acceptable to the Agent.

Section 8. Power of Attorney. In addition to any other powers of attorney contained herein, each Debtor hereby appoints the Agent, its nominee, or any other person whom the Agent may designate as such Debtor’s attorney-in-fact, with full power and authority upon the occurrence and during the continuation of any Event of Default to sign such Debtor’s name on verifications of Contracts, Contract Receivables and other Collateral; to send requests for verification of Collateral to the Obligors and such Debtor’s other customers and account debtors; to endorse or sign such Debtor’s name on assignments or other instruments of transfer and on any checks, notes, acceptances, money orders, drafts, and any other forms of payment or security that may come into the Agent’s possession; to endorse the Collateral in blank or to the order of the Agent or its nominee; to sign such Debtor’s name on any invoice or bill of lading relating to any Collateral, on claims to enforce collection of any Collateral, on notices to and drafts against Obligors, customers and account debtors, on schedules and assignments of Collateral, on notices of assignment and on public records; to notify the post office authorities to change the address for delivery of such Debtor’s mail to an address designated by the Agent; to receive, open, and dispose of all mail addressed to such Debtor; and to do all things necessary to carry out this Agreement. Each Debtor hereby ratifies and approves all acts of any such attorney and agrees that neither the Agent nor any such attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or law other than such person’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction; provided that, in no event shall they be liable for any punitive, exemplary, indirect or consequential damages. The foregoing powers of attorney, being coupled with an interest, are irrevocable until the Secured Obligations have been fully paid and satisfied and all commitments of the Lenders to extend credit to or for the account of the Borrower under the Credit Agreement have expired or otherwise terminated.

Section 9. Defaults and Remedies. (a) The occurrence of any event or the existence of any condition specified as an “Event of Default” under the Credit Agreement shall constitute an “Event of Default” hereunder.

(b) Upon the occurrence and during the continuation of any Event of Default, the Agent shall have, in addition to all other rights provided herein or by law, the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights or remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further the Agent may, without demand and, to the extent permitted by applicable law, without advertisement, notice, hearing or process of law, all of which each

Debtor hereby waives to the extent permitted by applicable law, at any time or times, sell and deliver any or all Collateral (and any other property attached thereto or found therein) held by or for it at public or private sale, at the Agent’s office or elsewhere, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its discretion. In the exercise of any such remedies, the Agent may sell the Collateral as a unit even though the sales price thereof may be in excess of the amount remaining unpaid on the Secured Obligations. Also, if less than all the Collateral is sold, the Agent shall have no duty to marshal or apportion the part of the Collateral so sold as between the Debtors, or any of them, but may sell and deliver any or all of the Collateral without regard to which of the Debtors are the owners thereof. In addition to all other sums due any Secured Creditor hereunder, each Debtor shall pay the Secured Creditors all costs and expenses incurred by the Secured Creditors, including reasonable attorneys’ fees and court costs, in obtaining, liquidating or enforcing payment of Collateral or the Secured Obligations or in the prosecution or defense of any action or proceeding by or against any Secured Creditor or any Debtor concerning any matter arising out of or connected with this Agreement or the Collateral or the Secured Obligations, including, without limitation, any of the foregoing arising in, arising under or related to a case under the United States Bankruptcy Code (or any successor statute). Any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the Debtors in accordance with Section 13(b) hereof at least 10 days before the time of sale or other event giving rise to the requirement of such notice; provided, however, no notification need be given to a Debtor if such Debtor has signed, after an Event of Default hereunder has occurred, a statement renouncing any right to notification of sale or other intended disposition. The Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. Any Secured Creditor may be the purchaser at any such sale. Each Debtor hereby waives all of its rights of redemption from any such sale. The Agent may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, be made at the time and place to which the sale was postponed or the Agent may further postpone such sale by announcement made at such time and place. The Agent has no obligation to prepare the Collateral for sale. The Agent may sell or otherwise dispose of the Collateral without giving any warranties as to the Collateral or any part thereof, including disclaimers of any warranties of title or the like, and each Debtor acknowledges and agrees that the absence of such warranties shall not render the disposition commercially unreasonable.

(c) Without in any way limiting the foregoing, upon the occurrence and during the continuation of any Event of Default hereunder, in addition to all other rights provided herein or by law, (i) the Agent shall have the right to take physical possession of any and all of the Collateral and anything found therein, the right for that purpose to enter without legal process any premises where the Collateral may be found (provided such entry be done lawfully), and the right to maintain such possession on the relevant Debtor’s premises (each Debtor hereby agreeing, to the extent it may lawfully do so, to lease such premises without cost or expense to the Agent or its designee if the Agent so requests) or to remove the Collateral or any part thereof to such other places as the Agent may desire and (ii) the Agent shall have the right to exercise any and all rights with respect to all Assigned Accounts of each Debtor, including, without limitation, the right to direct the disposition of the funds in each Assigned Account and to collect, withdraw, and receive all amounts due or to become due or payable thereunder, and

(iii) each Debtor shall, upon the Agent’s demand, promptly assemble the Collateral and make it available to the Agent at a place reasonably designated by the Agent. If the Agent exercises its right to take possession of the Collateral, each Debtor shall also at its expense perform any and all other steps requested by the Agent to preserve and protect the security interest hereby granted in the Collateral, such as placing and maintaining signs indicating the security interest of the Agent, appointing overseers for the Collateral and maintaining Collateral records.

(d) Without in any way limiting the foregoing, each Debtor hereby grants to the Secured Creditors a royalty-free irrevocable license and right to use all of such Debtor’s patents, patent applications, patent licenses, trademarks, trademark registrations, trademark licenses, trade names, trade styles, and similar intangibles in connection with any foreclosure or other realization by the Agent or the Secured Creditors on all or any part of the Collateral to the extent permitted by law. The license and right granted the Secured Creditors hereby shall be without any royalty or fee or charge whatsoever.

(e) The powers conferred upon the Secured Creditors hereunder are solely to protect their interest in the Collateral and shall not impose on them any duty to exercise such powers. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equivalent to that which the Agent accords its own property, consisting of similar type assets, it being understood, however, that the Agent shall have no responsibility for (i) taking any necessary steps to preserve rights against any parties with respect to any Collateral or (iii) initiating any action to protect the Collateral or any part thereof against the possibility of a decline in market value. This Agreement constitutes an assignment of rights only and not an assignment of any duties or obligations of the Debtors in any way related to the Collateral, and the Agent shall have no duty or obligation to discharge any such duty or obligation. Neither any Secured Creditor nor any party acting as attorney for any Secured Creditor shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law other than such person’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction; provided that, in no event shall they be liable for any punitive, exemplary, indirect or consequential damages.

(h) Failure by the Agent to exercise any right, remedy or option under this Agreement or any other agreement between any Debtor and the Agent or provided by law, or delay by the Agent in exercising the same, shall not operate as a waiver; and no waiver shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated. The rights and remedies of the Secured Creditors under this Agreement shall be cumulative and not exclusive of any other right or remedy which any Secured Creditor may have. For purposes of this Agreement, an Event of Default shall be construed as continuing after its occurrence until the same is waived in writing by the Agent.

Section 10. Application of Proceeds. The proceeds and avails of the Collateral at any time received by the Agent upon the occurrence and during the continuation of any Event of Default shall, when received by the Agent in cash or its equivalent, be applied by the Agent in reduction of, or held as collateral security for, the Secured Obligations in accordance with the terms of the Credit Agreement. The Debtors shall remain liable to the Secured Creditors for any deficiency. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Borrower, as agent for the Debtors, or to whomsoever the Agent reasonably determines is lawfully entitled thereto.

Section 11. Continuing Agreement. This Agreement shall be a continuing agreement in every respect and shall remain in full force and effect until all of the Secured Obligations, both for principal and interest, have been fully paid and satisfied and the commitments of the Lenders to extend credit to or for the account of the Borrower under the Credit Agreement have expired or otherwise terminated. Upon such termination of this Agreement, the Agent shall, upon the request and at the expense of the Debtors, forthwith release its liens and security interests hereunder.

Section 12. The Agent. In acting under or by virtue of this Agreement, the Agent shall be entitled to all the rights, authority, privileges, and immunities provided in the Credit Agreement, all of which provisions of said Credit Agreement (including, without limitation, Section 10 thereof) are incorporated by reference herein with the same force and effect as if set forth herein in their entirety. The Agent hereby disclaims any representation or warranty to the Secured Creditors or any other holders of the Secured Obligations concerning the perfection of the liens and security interests granted hereunder or in the value of any of the Collateral.

Section 13. Miscellaneous. (a) This Agreement cannot be changed or terminated orally. This Agreement shall create a continuing lien on and security interest in the Collateral and shall be binding upon each Debtor, its successors and assigns and shall inure, together with the rights and remedies of the Secured Creditors hereunder, to the benefit of the Secured Creditors and their successors and permitted assigns; provided, however, that no Debtor may assign its rights or delegate its duties hereunder without the Agent’s prior written consent. Without limiting the generality of the foregoing, and subject to the provisions of the Credit Agreement, any Lender may assign or otherwise transfer any indebtedness held by it secured by this Agreement in accordance with Section 13.2 of the Credit Agreement, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise.

(b) Except as otherwise specified herein, all notices hereunder shall be in writing (including, without limitation, notice by telecopy) and shall be given to the relevant party at its address or telecopier number set forth below (or, if no such address is set forth below, at the address of the relevant Debtor as shown on the records of the Agent), or such other address or telecopier number as such party may hereafter specify by notice to the other given by courier, by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices hereunder shall be addressed:

to the Debtors at:		to the Agent at:

c/o Commercial Credit Group Inc.		BMO Harris Bank N.A.
227 West Trade Street, Suite 1450		115 South LaSalle Street, 19W
Charlotte, North Carolina 28202		Chicago, Illinois 60603
Attention:	Roger Gebhart	Attention:	Robert Bomben
Telephone:	(704) 731-0031	Telephone:	(312) 461-7519
Telecopy:	(704) 731-0030	Telecopy:	(312) 765-8353

Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iii) if given by any other means, when delivered at the addresses specified in this Section.

(c) In the event and to the extent that any provision hereof shall be deemed to be invalid or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court, this Agreement shall to such extent be construed as not containing such provision, but only as to such jurisdictions where such law or interpretation is operative, and the invalidity or unenforceability of such provision shall not affect the validity of any remaining provisions hereof, and any and all other provisions hereof which are otherwise lawful and valid shall remain in full force and effect. Without limiting the generality of the foregoing, in the event that this Agreement shall be deemed to be invalid or otherwise unenforceable with respect to any Debtor, such invalidity or unenforceability shall not affect the validity of this Agreement with respect to the other Debtors.

(d) The lien and security interest herein created and provided for stand as direct and primary security for the Secured Obligations of the Borrower arising under or otherwise relating to the Credit Agreement as well as for the other Secured Obligations secured hereby. No application of any sums received by the Secured Creditors in respect of the Collateral or any disposition thereof to the reduction of the Secured Obligations or any part thereof shall in any manner entitle any Debtor to any right, title or interest in or to the Secured Obligations or any collateral or security therefor, whether by subrogation or otherwise, unless and until all Secured Obligations have been fully paid and satisfied and all commitments to extend credit to or for the account of the Borrower under the Credit Agreement have expired or otherwise terminated. Each Debtor acknowledges and agrees that the lien and security interest hereby created and provided are absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of any Secured Creditor or any other holder of any Secured Obligations, and without limiting the generality of the foregoing, the lien and security interest hereof shall not be impaired by any acceptance by any Secured Creditor or any other holder of any Secured Obligations of any other security for or guarantors upon any of the Secured Obligations or by any failure, neglect or omission on the part of any Secured Creditor or any other holder of any of the Secured Obligations to realize upon or protect any of the Secured Obligations or any collateral or security therefor. The lien and security interest hereof shall not in any manner be impaired or affected by (and the Secured Creditors, without notice to anyone, are hereby authorized to make from time to time) any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification or disposition of any of the Secured Obligations or of any collateral or security therefor, or of any guaranty thereof, or of any instrument or agreement setting forth the terms and conditions pertaining to any of the foregoing. The Secured Creditors may at their discretion at any time grant credit to the Borrower without notice to the other Debtors in such amounts and on such terms as the Secured Creditors may elect without in any manner impairing the lien and security interest created and provided for. In order to realize hereon and to exercise the rights granted the Secured Creditors hereunder and under applicable law, there shall be no obligation on the part of any Secured Creditor or any other holder of any Secured Obligations at any time to first resort for payment to the Borrower or any other Debtor or to any guaranty of the Secured Obligations or any portion thereof or to resort to any other collateral, security, property, liens or any other rights or remedies whatsoever, and the Secured Creditors shall have the right to enforce this Agreement against any Debtor or its Collateral irrespective of whether or not other proceedings or steps seeking resort to or realization upon or from any of the foregoing are pending.

(e) In the event a party shall wish to become a Debtor hereunder, such additional Debtor shall, upon executing an agreement in the form attached hereto as Schedule C, become a party hereto and be bound by all the terms and conditions hereof to the same extent as though such Debtor had originally executed this Agreement. Any such agreement shall contain information as to such Debtor necessary to update Schedules A, B, and C hereto with respect to it.

(f) This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterpart signature pages, each constituting an original, but all together one and the same instrument. Each Debtor acknowledges that this Agreement is and shall be effective upon its execution and delivery by such Debtor to the Agent, and it shall not be necessary for the Agent to execute this Agreement or any other acceptance hereof or otherwise to signify or express its acceptance hereof.

(g) This Agreement shall be deemed to have been made in the State of New York and shall be governed by, and construed in accordance with, the laws of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations law of the State of New York). The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of any provision hereof.

(h) Each party hereto hereby submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient form. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, each Debtor has caused this Security Agreement to be duly executed and delivered as of the date first above written.

“DEBTORS”

COMMERCIAL CREDIT GROUP INC.

By	/s/ E.R. Gebhart

	Name	E.R. Gebhart
	Title	SVP and CFO

Accepted and agreed to as of the date first above written.

BMO HARRIS BANK N.A. as Agent

By	/s/ Robert Bomben

	Name	Robert Bomben
	Title	Director

Signature Page to Security Agreement

SCHEDULE A

LOCATIONS

COLUMN 1	COLUMN 2	COLUMN 3
NAME OF DEBTOR (AND STATE OF ORGANIZATION AND ORGANIZATIONAL REGISTRATION NUMBER)	CHIEF EXECUTIVE OFFICE (AND NAME OF RECORD OWNER OF SUCH LOCATION)	ADDITIONAL PLACES OF BUSINESS AND COLLATERAL LOCATIONS (AND NAME OF RECORD OWNER OF SUCH LOCATIONS)

Name of Debtor: Commercial Credit Group Inc. State of Organization: Delaware	Hines Charlotte Carillon LP, Suite 1450, 227 W. Trade Street, Charlotte, NC 28202	Westings Corporate Center LLC, Suite 280, 2056 Westings Ave, Naperville, IL 60653

Organizational Registration Number: 131235546		The Uniland Partnership of Delaware LP, Suite 108, 500 Corporate Parkway, Buffalo, NY 14226

SCHEDULE B

OTHER NAMES

A.	PRIOR LEGAL NAMES

None

B.	TRADE NAMES

Commercial Credit Group Inc.

SCHEDULE C

ASSUMPTION AND SUPPLEMENT TO SECURITY AGREEMENT

THIS ASSUMPTION AND SUPPLEMENT TO SECURITY AGREEMENT (this “Agreement”) dated as of this      day of             , 20     from [new Debtor], a                      corporation/limited liability company/partnership (the “New Debtor”), to BMO Harris Bank N.A. (“BMO Harris”), as administrative agent for the Secured Creditors (defined in the Security Agreement hereinafter identified and defined) (BMO Harris acting as such agent and any successor or successors to BMO Harris in such capacity being hereinafter referred to as the “Agent”).

P R E L I M I N A R Y  S T A T E M E N T S

A. Commercial Credit Group Inc. (the “Borrower”) and certain other parties have executed and delivered to the Agent that certain Security Agreement dated as of January 8, 2014 (such Security Agreement, as the same may from time to time be amended, modified or restated, including supplements thereto which add additional parties as Debtors thereunder, being hereinafter referred to as the “Security Agreement”), pursuant to which such parties (the “Existing Debtors”) have granted to the Agent for the benefit of the Secured Creditors a lien on and security interest in the Existing Debtors’ Collateral (as such term is defined in the Security Agreement) to secure the Secured Obligations (as such term is defined in the Security Agreement).

B. The Borrower provides the New Debtor with substantial financial, managerial, administrative, and technical support and the New Debtor will benefit, directly and indirectly, from credit and other financial accommodations extended by the Secured Creditors to the Borrower.

NOW, THEREFORE, FOR VALUE RECEIVED, and in consideration of advances made or to be made, or credit accommodations given or to be given, to the Borrower by the Secured Creditors from time to time, the New Debtor hereby agrees as follows:

1. The New Debtor acknowledges and agrees that it shall become a “Debtor” party to the Security Agreement effective upon the date the New Debtor’s execution of this Agreement and the delivery of this Agreement to the Agent, and that upon such execution and delivery, all references in the Security Agreement to the terms “Debtor” or “Debtors” shall be deemed to include the New Debtor. Without limiting the generality of the foregoing, the New Debtor hereby repeats and reaffirms all grants (including the grant of a lien and security interest), covenants, agreements, representations, and warranties contained in the Security Agreement as amended hereby, each and all of which are and shall remain applicable to the Collateral from time to time owned by the New Debtor or in which the New Debtor from time to time has any rights. Without limiting the foregoing, in order to secure payment of the Secured Obligations, whether now existing or hereafter arising, the New Debtor does hereby grant to the Agent for the benefit of the Secured Creditors, and hereby agrees that the Agent has and shall continue to have for the benefit of the Secured Creditors a continuing lien on and security interest in, among other things, all of the New Debtor’s Contracts, Contract-related Equipment, Contract Receivables, Assigned Accounts and other Collateral (as such term is defined in Section 2 of the Security Agreement), each and all of such granting clauses being incorporated herein by reference with the same force and effect as if set forth herein in their entirety except that all references in such clauses to the Existing Debtors or any of them shall be deemed to include references to the New Debtor. Nothing contained herein shall in any manner impair the priority of the liens and security interests heretofore granted in favor of the Agent under the Security Agreement.

2. Schedules A (Locations), Schedule B (Other Names), and Schedule C (Assigned Accounts) to the Security Agreement shall be supplemented by the information stated below with respect to the New Debtor:

SUPPLEMENT TO SCHEDULE A

NAME OF DEBTOR (AND STATE OF ORGANIZATION AND ORGANIZATIONAL REGISTRATION NUMBER)	CHIEF EXECUTIVE OFFICE (AND NAME OF RECORD OWNER OF SUCH LOCATION)	ADDITIONAL PLACES OF BUSINESS AND COLLATERAL LOCATIONS (AND NAME OF RECORD OWNER OF SUCH LOCATIONS)

SUPPLEMENT TO SCHEDULE B

NAME OF DEBTOR	PRIOR LEGAL NAMES AND TRADE NAMES OF SUCH DEBTOR

SUPPLEMENT TO SCHEDULE C

ASSIGNED ACCOUNTS

3. The New Debtor hereby acknowledges and agrees that the Secured Obligations are secured by all of the Collateral according to, and otherwise on and subject to, the terms and conditions of the Security Agreement to the same extent and with the same force and effect as if the New Debtor had originally been one of the Existing Debtors under the Security Agreement and had originally executed the same as such an Existing Debtor.

4. All capitalized terms used in this Agreement without definition shall have the same meaning herein as such terms have in the Security Agreement, except that any reference to the term “Debtor” or “Debtors” and any provision of the Security Agreement providing meaning to such term shall be deemed a reference to the Existing Debtors and the New Debtor. Except as specifically modified hereby, all of the terms and conditions of the Security Agreement shall stand and remain unchanged and in full force and effect.

5. The New Debtor agrees to execute and deliver such further instruments and documents and do such further acts and things as the Agent may deem necessary or proper to carry out more effectively the purposes of this Agreement.

6. No reference to this Agreement need be made in the Security Agreement or in any other document or instrument making reference to the Security Agreement, any reference to the Security Agreement in any of such to be deemed a reference to the Security Agreement as modified hereby.

7. This Agreement shall be governed by and construed in accordance with the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York).

[INSERT NAME OF NEW DEBTOR]

By
Name
Title

Accepted and agreed to as of the date first above written.

BMO HARRIS BANK N.A., as Agent

By
Name
Title